Exhibit 10.30

Amendment

To

License Agreement

Between

Flexion Therapeutics, Inc.

And

Southwest Research Institute

WHEREAS, FLEXION THERAPEUTICS, INC. (“Flexion”) and SOUTHWEST RESEARCH INSTITUTE (“SwRI”) entered into a license agreement (“Agreement”), effective July 25, 2014, and

WHEREAS, Flexion has requested an amendment to ARTICLE 4, and

WHEREAS, SwRI agrees with Flexion’s request.

NOW THEREFORE, based on the mutual benefit to both parties, ARTICLE 4.2 Milestone Payment is replaced in its entirety by the terms and conditions set out in the attached General Assignment Agreement, regarding an equipment exchange in lieu of the Milestone Payment.

All other terms and conditions of the Agreement remain in full force and effect.

AGREED TO AND ACCEPTED:

FLEXION THERAPEUTICS, INC.		SOUTHWEST RESEARCH INSTITUTE

By:	/s/ Dan Leblanc	By:	/s/ Walder D. Downing

Name:	Daniel Leblanc	Name:	Walider D. Downing

Title:	SVP CMC Operations	Title:	Executive Vice President

Date:	02/07/2017	Date:	12/15/2016

GENERAL ASSIGNMENT AGREEMENT

THIS GENERAL ASSIGNMENT AGREEMENT (“Agreement”) by and between SOUTHWEST RESEARCH INSTITUTE®, located at 6220 Culebra Road, San Antonio, Texas 78238 (“SwRI®”), and FLEXION THERAPEUTICS, INC., located at 10 Mall Road, Suite 301, Burlington, Massachusetts 01803 (“Flexion”).

RECITALS:

A.Flexion is the owner of a spinning disk spray drying unit and related equipment; and

B.SwRI desires to acquire, and Flexion desires to convey, such equipment pursuant to the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Assignment by Flexion.

Flexion agrees to assign the Equipment described in Paragraph No. 2 below to SwRI, in consideration for SwRI deeming the Milestone Payment described in Paragraph No. 4 to have been fully paid by Flexion.

2.	Description of Equipment Owned by Flexion.

The equipment to be assigned by Flexion is the Spinning Disk Spray Drying Unit and related equipment, as more particularly described on Schedule “A,” attached hereto and incorporated herein (collectively, the “Equipment”).

3.	Treatment by SwRI.

SwRI agrees to deem the Milestone Payment described in Paragraph No. 4 below to have been fully paid by Flexion, in consideration of the assignment by Flexion of the Equipment described in Paragraph No. 2, having an agreed fair market value of One Hundred Twenty Thousand Dollars ($120,000.00).

4.	Description of the Milestone Payment.

The Milestone Payment is the One Hundred Twenty Thousand Dollar ($120,000.00) one-time milestone payment, in accordance with Section 4.2 of the Exclusive License Agreement between Flexion and SwRI, dated July 25, 2014, to be made by Flexion to SwRI in connection with the first achievement by Flexion, of the first approval of a New Drug Application (NDA) by the Food and Drug Administration in the United States, for a product for treatment of knee osteoarthritis, using Flexion’s FX006 compound, as more particularly described in the Exclusive License Agreement (hereinafter “the Milestone Payment”).

5.	Conveyance of the Equipment.

Flexion hereby grants, bargains, conveys, assigns, and transfers to SwRI, and SwRI hereby acquires and accepts from Flexion, all of its interest in and rights to the Equipment, to have and to hold such Equipment forever.

6.	Acknowledgment of Payment of Milestone Payment.

SwRI acknowledges that in consideration of the conveyance of the Equipment to SwRI hereunder, Flexion shall be deemed to have paid and satisfied the Milestone Payment in full.

7.	Authority; Title.

(a)Flexion hereby covenants that it has the right, power, and authority, and has been duly authorized by all necessary corporate action, to convey the Equipment as provided herein. Title to and risk of loss, damage, and destruction of the Equipment shall transfer from Flexion to SwRI upon the signing of this Agreement by the parties.

(b)Flexion warrants that it has good, beneficial, and indefeasible title to the Equipment and that SwRI will acquire same pursuant to this Agreement, free and clear of any and all liens, claims, charges, encumbrances of any nature, or restrictions whatsoever.

(c)Flexion warrants that the execution and delivery by Flexion of the Equipment does not and will not violate any order of any governmental authority to which Flexion is bound or subject; to the best of Flexion’s knowledge does not and will not violate any applicable law; and there are no legal actions filed or, to the best of Flexion’s knowledge, pending or court orders issued, or to the best of Flexion’s knowledge, pending, that seek to restrain or prohibit this transaction.

(d)Flexion warrants that it has the requisite power and authority to execute this Agreement and to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement by Flexion and the consummation by Flexion of the transaction contemplated by this Agreement have been duly authorized by all necessary actions on the part of Flexion.

(e)Flexion warrants that all taxes due and payable by Flexion, with respect to the ownership of the Equipment, have been paid. Flexion shall be responsible for all ad valorem taxes, real property taxes, and personal property taxes relating to the Equipment while the Equipment was in Flexion’s possession prior to the date this Agreement was signed by the parties.

8.	Disclaimer of Warranties; Indemnity.

SwRI ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, FLEXION HAS NOT MADE AND SHALL NOT BE DEEMED (BY REASON OF THE EXECUTION OF THIS AGREEMENT OR OTHER INSTRUMENT   REFERENCED   IN   SECTION   9   HEREIN)   TO   HAVE   MADE   ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING AS TO TITLE (EXCEPT AS STATED IN SECTION 7 HEREIN) OR THE CONDITION OR STATE OF REPAIR OF ANY OR ALL OF THE EQUIPMENT, THE EQUIPMENT’S OPERATIONAL CAPABILITIES, THE EQUIPMENT’S VALUE, COMPLETENESS, QUALITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR USES OR PURPOSES; AND SwRI ACCEPTS THE EQUIPMENT ON AN  “AS IS,  WHERE  IS,  WITH  ALL  FAULTS”  BASIS.  THE  PROVISIONS  OF  THIS SECTION 8 HAVE BEEN NEGOTIATED AT ARMS-LENGTH AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES OR REPRESENTATIONS BY FLEXION, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES AS FLEXION HAS MADE IN WRITING TO SwRI IN THIS AGREEMENT.

SwRI agrees to indemnify and hold harmless Flexion and its directors, officers, and employees from and against any and all liability, loss, damage, cost, and expense, including reasonable attorneys’ fees and costs they may suffer in connection with any action, claim or lawsuit brought by a third party arising from SwRI’s use of the Equipment.

9.	Further Assurances.

At any time and from time-to-time hereafter, Flexion will, upon the request of SwRI and at SwRI’s expense, execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered, all such further acts, deeds, assignments, bills of sale, transfers, conveyances, certificates, affidavits, opinions of counsel, powers of attorney, and other assurances that may be reasonably required for the better assigning, transferring, granting, conveying, assuming, and confirming to SwRI, the Equipment.

10.	Responsibility for Taxes.

(a)Each party respectively assumes the responsibility for the payment of any United States income taxes due on behalf of such assuming party as a result of the assignment of the Equipment for the deemed payment of the Milestone Payment. Each party releases the other party from any liability of any kind for any such United States income taxes due as a result of the assignment of the Equipment for the deemed payment of the Milestone Payment.

(b)Massachusetts Sales Tax shall not apply to this assignment as SwRI is an out-of- state purchaser. Texas Sales Tax shall not apply to this assignment as SwRI has a Texas Sales and Use Tax Exemption Certification as a Section 501(c)(3) organization.

11.	Survival.

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and any document or instrument contemplated by Section 9 above.

12.	Excusable Delay.

Neither Flexion nor SwRI shall be responsible to the other for any delay (“Excusable Delay”) in the performance of its duties under this Agreement, due to any cause beyond its reasonable control and not occasioned by its intentional act, fault, or negligence, including, but not limited to, acts of nature, strikes, lockout, or other industrial disturbances, acts of public enemies, order of any kind of government of the United States or any state or local government or any of their departments, agencies, or officials, or any civil or military authority, insurrections, riots, earthquakes, fire, storm, adverse weather conditions, restraint of government and people, civil disturbances, or explosions. Flexion or SwRI shall promptly notify the other when an Excusable Delay has occurred or is likely to occur and, in each case, specify the estimated length of such delay.

13.	Modification and Waivers.

This Agreement may be modified, amended, or changed only by an instrument in writing signed by the party against whom enforcement is sought. No waiver of the performance of any term or provision hereof shall be valid or effective, for any purpose, unless such waiver shall be in writing and signed by the party against whom enforcement of the same is sought.

14.	Notices.

All notices, requests, demands, and other communications that are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed first class, postage prepaid or by overnight nationally recognized mail courier (i.e., federal express), and addressed as follows:

If to Flexion:	Flexion Therapeutics, Inc.
10 Mall Road, Suite 301
Burlington, Massachusetts 01803

	Attn:	Dan Leblanc, CMC Operations
	Email:	[***]

If to SwRI:	Southwest Research Institute
6220 Culebra Road
San Antonio, Texas 78238

	Attn:	Dr. Michael G. MacNaughton
Vice President
Chemistry & Chemical Engineering
Email: [***]

15.	Entire Agreement.

This Agreement constitutes the entire agreement of the parties relating to the specific subject matter hereof.

16.	Headings.

The headings of this Agreement are inserted for convenience of reference only and shall not be part of or control or affect the meaning hereof.

17.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.	Governing Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, Flexion and SwRI have caused this Agreement to be executed and effective as of the date of the last signature below.

FLEXION THERAPEUTICS, INC.

By:	/s/ Dan Leblanc
Dan Leblanc

Title:	Senior Vice President

Date:	02/07/2017

SOUTHWEST RESEARCH INSTITUTE

By:	/s/ Walder D. Downing
Walter D. Downing

Title:	Executive Vice President

Date:	12/14/2016

Schedule “A”

“Equipment”

General Description of Equipment

The spinning disk atomization unit consists of the following main components:

•	Control panel
•	Feed kettle skid
•	Process air skid
•	Spray drying chamber with platform
•	Production collection (cyclone) skid